FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 31, 2023

Commission file number: 000-56349

KwikClick, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4463033
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

585 West 500 South Suite 130
Bountiful, Utah	84010
(Address of principal executive offices)	(Zip Code)

(385) 301-2792

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

(a) Resignation of Dan Shaw from Board of Directors

On May 31, 2023, Dan Shaw, a member of the Board of Directors of KwikClick, Inc. (the “Company”), notified the Company of his intention to resign from the Company’s Board of Directors (the “Board”) and all committees, effective May 31, 2023.  Mr. Shaw has indicated that his departure from the Board was not the result of any disagreement with management or the Board but was in order to more fully pursue other commitments.

(b) Resignation of Matthew Williams as President

On May 31, 2023, Matthew Williams, President of the Company, notified the Board of Directors of his intention to resign from the Company effective May 31, 2023. Mr. Williams has indicated that his departure from the Company was not the result of any disagreement with management or the Board but was in order to more fully pursue other commitments.

(c) Appointment of Fred Cooper as Chief Executive Officer and President and Chairman of the Board of Directors

On May 31, 2023 during a meeting of the Board of Directors, Fred Cooper, a major shareholder of KwikClick, Inc., was nominated, unanimously approved, and appointed to serve as the Chairman of the Board of Directors of the Company.  Mr. Cooper was also appointed as Chief Executive Officer and President of the Company, filling the vacancy created by Mr. Williams’ resignation.

Fred W. Cooper, Ph.D., age 60, President and Chief Executive Officer. Dr. Cooper has served as a director and CEO of the Company since June 2020. Since November 16, 2020, Dr. Cooper has also serviced on the Board of Directors of NewAge, Inc. (Nasdaq: NBEV), a Colorado-based social selling and distribution company with a network of independent business owners across 75 countries worldwide.  Mr. Cooper became a director in connection with the closing of NewAge’s merger with Ariix, LLC (“Ariix”). Dr. Cooper brings more than 25 years of e-commerce and direct selling experience and was a Founder and the Chief Executive Officer of ARIIX prior to merging ARIIX with NewAge. Under Dr. Cooper’s leadership, ARIIX was one of the fastest-growing direct selling companies over its nine years of business, and in 2020, was recognized as number 35 on the DSN’s list of Top 100 global companies. Prior to founding ARIIX in July 2011, he was the President and Chief Operating Officer of NYSE listed USANA Health Sciences. He started his career in direct sales at USANA in 1998 where he played many critical roles, serving in different executive capacities in Special Projects, Information Technology, and Global Operations. Dr. Cooper also spent over ten years teaching entrepreneurship and statistics courses as a part-time professor at the University of Utah.

Dr. Cooper earned a B.S. in Finance and a B.S. in Psychology from the University of Utah. He also earned a Ph.D. in Business Administration, with an emphasis on statistics and operations processes and management, from the University of Utah. Mr. Cooper is qualified to serve on our board of directors due to his vast business experience and the fact that he is the mastermind behind the Company’s product.

(d) Appointment of Jeffrey Yates to the Board of Directors

On May 31, 2023 during a meeting of the Board of Directors, Jeffrey Yates, the Company’s Chief Financial Officer, was nominated, unanimously approved, and appointed to serve as a Director of the Company.

Jeffrey Yates, age 61, has a strong track record for achievement, leadership experience in financial management, strategic planning, and business development. Mr. Yates has extensive experience in accounting, forecasting, cash flow management, treasury, budgeting, financial and operational analysis, reporting and compliance. Proven leadership capabilities in executive management, operations, information systems and project management. Mr. Yates served as Chief Financial Officer for ARIIX from May 2011 – July 2021 and previously served as Chief Financial Officer for Usana Health Sciences from June 2008 – May 2011, also having been a chief financial officer and executive officer in other organizations.  Mr. Yates began his career in finance management in 1990 while serving as a certified public accountant with Price Waterhouse.   He is a member of the American Institute of Certified Public Accountants and Utah Association of Certified Public Accountants. Jeffrey attended Brigham Young University where he studied and received his Master of Accountancy and Bachelor of Science with an emphasis in Management Accounting in December of 1989.

(e) Appointments to Board of Director Committees

On May 31, 2023, during a meeting of the Board of Directors, the following Committees were reorganized with new members nominated, unanimously approved and appointed as follows:

Audit Committee – Jeff Roberts, Chair; Jeffrey Yates, Committee Member

Compensation Committee – Brady Cooper, Chair; Robert Green, Committee Member

Governance Committee – Jeffrey Yates, Chair; Fred Cooper, Committee Member

Section 8 - Other Events

Item 8.01 Other Events.

(a)Lawsuit

On June 1, 2023, a lawsuit previously filed by NewAge, Inc. against KwikClick on October 7, 2022, was dismissed (“Dismissed Lawsuit”). The Dismissed Lawsuit claimed that NewAge, which was in bankruptcy at the time, bought the source code upon which the KwikClick platform is allegedly built when NewAge purchased Ariix, LLC in November 2020.  The summons and complaint in the lawsuit were never served on KwikClick.

On May 31, 2023, NAI Liquidation Trust, which is the successor to the defunct NewAge, Inc.’s assets, by and through its Liquidation Trustee, Steven Balasiano, filed Adversary case 23-50393 against KwikClick and several of its affiliates, including several of our large stockholders, directors, and executive officers, in the U.S. Bankruptcy Court (Delaware) (the “Trustee Lawsuit”). The Trustee Lawsuit also names persons unrelated to KwikClick for actions with which KwikClick is not alleged to have any involvement.

Similar to the Dismissed Lawsuit, the specific causes of action against KwikClick in the Trustee Lawsuit include aiding and abetting breach of fiduciary duty, fraudulent inducement – license agreement, declaratory judgment, civil conspiracy, tortious interference with contractual relations, tortious interference with prospective economic advantage, conversion, violation of the Defend Trade Secrets Act, misappropriation of trade secrets (Utah Uniform Trade Secrets Act), unjust enrichment, turn-over of property of the estate under 11 U.S.C. § 542(A), avoidance and recovery of actual fraudulent transfer under 11 U.S.C. §§ 548 And 550.

KwikClick vehemently disputes NewAge’s allegations, disputes that NewAge owns the source code upon which KwikClick is built and seeks to vigorously defend itself and may file third party claims and counterclaims in connection with the litigation. As of the date of this report, NAI Liquidation Trust has yet to serve KwikClick with the Complaint.

If KwikClick is unable to defend itself in the adversary proceeding, it is unlikely that the Company will be able to continue as a going concern. Other than the reference above, to the knowledge of management, no director or executive officer is party to any other action in which any party has an interest adverse to us.

(b)Secured Note Approval

On May 31, 2023, the Company authorized the issuance of promissory notes (“Notes”) and a security agreement (“Security Agreement”). The Notes shall be in the principal amount of up to Five Hundred Thousand Dollars ($500,000). The Company has agreed to pay interest on the unpaid principal balance of the Notes at the annual rate of ten percent (10%) simple interest (the “Note Rate”). The Maturity Date for purposes of the Notes shall be the sooner of August 31, 2023 or the receipt of equity financing more than $2,000,000 or other cash proceeds received by KwikClick.

The Notes shall be secured by important personal property of the Company, including all intellectual property, patents, and applied patents, IT coding and programming for the Kwik platform and integrated modules, Kwik URL, trademark and brand, customer list.

Copies of the Promissory Note and Security Agreement are attached to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Exhibits

Exhibit 10.8	Promissory Note
Exhibit 10.9	Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

KWIKCLICK, INC.

/s/ Jeffrey Yates
Jeffrey Yates
Chief Financial Officer

Dated:  June 7, 2023